UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 27, 2006
Spark Networks plc
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

000-51195	98-0200628
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)
(323) 836-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
As reported in the current report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2005, Joe Y. Shapira, the former Executive Chairman of the Board of Directors, resigned from his executive operating role with Spark Networks plc (the “Company”) effective December 31, 2005. On January 27, 2006, the Company and Mr. Shapira entered into a separation agreement (the “Separation Agreement”) with effect from January 1, 2006 pursuant to which the Company and Mr. Shapira terminated Mr. Shapira’s Employment Agreement dated March 1, 2005. Mr. Shapira will continue as the non-executive Chairman of the Board of Directors.
According to the Separation Agreement, the Company agreed to pay Mr. Shapira severance pay in the lump sum amount of $125,000, minus applicable state and federal withholdings. Mr. Shapira will retain all share options previously awarded to him, and such options will vest and become exercisable on the terms set forth in the respective option certificates. For his services as a director, the Company will pay Mr. Shapira a director’s fee at the rate of $30,000 per year, payable in monthly installments of $2,500 each for each month of service. In addition, Mr. Shapira will receive $1,000 for his in-person attendance at a Board or committee meeting and $500 for his attendance at a telephonic Board or committee meeting, in addition to reimbursement for approved expenses incurred in the performance of his duties. According to the Separation Agreement, Mr. Shapira is expected to attend at least four Board meetings and, if applicable, four committee meetings per year. Mr. Shapira’s appointment to the Board will extend until the Company’s next annual general meeting and continue as long as he is reelected to the Board by the shareholders of the Company, unless Mr. Shapira resigns or is removed in accordance with the Company’s Memorandum and Articles of Association and applicable law.
The Company agreed to defend and indemnify Mr. Shapira to the fullest extent permitted by the Company’s charter documents and applicable law against any demand, claim, cause of action, action, loss, and/or liability that is made against him arising from or relating to Mr. Shapira’s employment with the Company, service as a director of the Company, or otherwise. Mr. Shapira agreed to release and discharge the Company from any and all employment termination claims, actions, demands, rights, or damages of any kind for termination of Mr. Shapira’s employment, Employment Agreement and/or separation from the Company.
Item 1.02     Termination of a Material Definitive Agreement.
On January 27, 2006, the Company and Mr. Shapira entered into a Separation Agreement with effect from January 1, 2006 pursuant to which the Company and Mr. Shapira terminated Mr. Shapira’s Employment Agreement dated March 1, 2005. Mr. Shapira will continue as the non-executive Chairman of the Board of Directors. The information set forth in Item 1.01, above, is incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.
(c)	Exhibits

Exhibit
Number	Description

10.1	Separation Agreement entered into by and between the Company and Joe Y. Shapira effective as of January 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC
Date: February 1, 2006
	By:	/s/ Mark G. Thompson
	Name:	Mark G. Thompson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Separation Agreement entered into by and between the Company and Joe Y. Shapira effective as of January 1, 2006.

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